Exhibit 10.50

LEASE

10900 WILSHIRE, L.L.C.,

a Delaware limited liability company,

Landlord

and

CHROMADEX, INC.,

a California corporation,

Tenant

for

10900 Wilshire Boulevard

Los Angeles, California

July 6, 2017

Section 9.1	Subordination and Attornment	15
Section 9.2	Mortgage or Superior Lease Defaults	16
Section 9.3	Tenant’s Termination Right	16
Section 9.4	Provisions	16
Section 9.5	Future Condominium Declaration	16

Schedule of Exhibits

Exhibit A
Floor Plan of Premises

Exhibit B
Definitions

Exhibit C
Work Letter

Exhibit D
Design Standards

Exhibit E
Cleaning Specifications

Exhibit F
Rules and Regulations

Exhibit G
Notice of Lease Term Dates

LEASE

THIS LEASE is made as of the 6th day of July, 2017 (“Effective Date”), between 10900 WILSHIRE, L.L.C., a Delaware limited liability company (“Landlord”), and CHROMADEX, INC., a California corporation (“Tenant”).

Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

PREMISES
A portion of the sixth (6th) floor of the Building, currently known as Suite 601 and Suite 606, as more particularly shown on Exhibit A. The Premises shall be known as and designated as Suite 650 on and after the Effective Date.

BUILDING	The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 10900 Wilshire Boulevard, Los Angeles, California.
REAL PROPERTY	The Building, together with the plot of land upon which the Building, the Building Parking Facility and the Common Areas stand.
COMMENCEMENT DATE	The date upon which the Premises shall be Ready for Occupancy (defined in Section 3 of the Work Letter attached hereto as Exhibit C (the "Work Letter")).
EXPIRATION DATE	The date which is the last day of the fifty (50) month following the Commencement Date.
TERM	The period commencing on the Commencement Date and ending on the Expiration Date.
PERMITTED USES	Executive and general offices consistent with the character of the Building as a first-class office building.
BASE YEAR	Calendar year 2018.
TENANT’S PROPORTIONATE SHARE	1.903%
AGREED AREA OF BUILDING	237,146 rentable square feet, as mutually agreed by Landlord and Tenant.
AGREED AREA OF PREMISES	4,512 rentable (3,746 usable) square feet, as mutually agreed by Landlord and Tenant.

FIXED RENT	Months During Term	Fixed RentPer Annum	Fixed RentPer Month	Annual Fixed Rent Per Rentable Square Foot*
	1-12**	$230,112.00	$19,176.00	$4.25
	13-24*	$238,165.92	$19,847.16	$4.40
	25-36	$246,501.72	$20,541.80	$4.55
	37-50	$255,129.28	$21,260.77	$4.71

*The calculations of the monthly Fixed Rent per rentable square foot set forth above are approximate calculations based on a three and one half percent (3.5%) increase per annum.
**Notwithstanding the Fixed Rent schedule set forth above, (i) Tenant shall have no obligation to pay Fixed Rent for the Premises during the initial five (5) months of the Term, and (ii) Tenant shall only be obligated to pay an amount equal to (a) $11,224.25 per month of the Fixed Rent attributable to the Premises during the sixth (6th) through twelfth (12th) month of the initial Term, (b) $11,617.10 per month of the Fixed Rent attributable to the Premises during the thirteenth (13th) month of the initial Term, and (c) $18,437.10 per month of the Fixed Rent attributable to the Premises during the fourteenth (14th) month of the initial Term.

ADDITIONAL RENT
All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s Tax Payment, Tenant’s Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

RENT	Fixed Rent and Additional Rent, collectively.
INTEREST RATE	The lesser of (i) four percent (4%) per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable Requirements.
SECURITY DEPOSIT	$42,521.55.
TENANT’S ADDRESS FOR NOTICES	ChromaDex, Inc. 10005 Muirlands Suite GIrvine, CA 92618 Attention: Legal Department
LANDLORD’S ADDRESS FOR NOTICES	10900 Wilshire, L.L.C.℅ Tishman Speyer Properties, L.P.10900 Wilshire Boulevard, Suite 200Los Angeles, California 90024Attn: Property Manager

With copies to:
Tishman Speyer Properties, L.P.45 Rockefeller PlazaNew York, New York 10111Attn: Chief Legal Officer
and:
Tishman Speyer Properties, L.P.45 Rockefeller PlazaNew York, New York 10111Attn: Chief Financial Officer

TENANT’S BROKER	Cushman & Wakefield U.S., Inc.
LANDLORD’S AGENT	Tishman Speyer Properties, L.P. or any other person or entity designated at any time and from time to time by Landlord as Landlord’s Agent.

All capitalized terms used in this Lease without definition are defined in Exhibit B.

ARTICLE 2

PREMISES; TERM; RENT

Section 2.1 Lease of Premises; Rentable Square Feet of Premises and Building. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. Landlord and Tenant hereby agree that the rentable square feet and usable square feet of the Premises and rentable square feet of the office area of the Building have been agreed to by Landlord and Tenant and are as stipulated in Article 1, above. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with others, the Common Areas. Except as otherwise provided in this Lease, the manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to the Rules and Regulations, which Rules and Regulations shall not be unreasonably or discriminatorily modified or enforced in a manner which will materially interfere with the conduct of Tenant's Permitted Uses from the Premises or Tenant's use of or access to the Premises, Building or Building Parking Facility. Notwithstanding anything above to the contrary, Landlord shall maintain and operate the Building in a first-class manner and condition consistent with that of other Comparable Buildings. Except when and where Tenant's right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by applicable Requirements, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Building Parking Facility twenty-four (24) hours per day, seven (7) days per week during the Term.

Section 2.2 Commencement Date.

(a) In General. Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant. The Term of this Lease shall commence on the Commencement Date. Unless sooner terminated or extended as may be hereinafter provided, the Term shall end on the Expiration Date. Except as expressly set forth in Sections 2.2(a) and (b), below, if Landlord does not tender possession of the Premises to Tenant on or before any particular date, for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and the Term shall not commence until the Commencement Date. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the Premises are vacant, in the condition required by this Lease, with the Tenant Improvements Substantially Completed and available for Tenant’s legal occupancy. No failure to tender possession of the Premises to Tenant on or before any particular date shall affect any other obligations of Tenant hereunder. At any time during the Term, Landlord may deliver to Tenant a Notice of Lease Term Dates in the form as set forth in Exhibit G, attached hereto, which notice Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

(b) Abatement of Fixed Rent. Notwithstanding anything to the contrary set forth herein, but subject to the terms of this Section 2.2(b), below, in the event that Landlord fails to cause the Premises to be Ready for Occupancy on or before August 1, 2017 (the "First Rent Credit Date") for any reason other than an Unavoidable Delay or a Tenant Delay, then Tenant shall be entitled to an abatement of one (1) day of Fixed Rent attributable to the Premises for the number of days commencing as of the day immediately following the Rent Credit Date and continuing through the date that the Premises are Ready for Occupancy. Additionally, Notwithstanding anything to the contrary set forth herein, in the event that Landlord fails to cause the Premises to be Ready for Occupancy on or before August 11, 2017 (the "Second Rent Credit Date") for any reason other than an Unavoidable Delay or a Tenant Delay, then Tenant shall be entitled to an abatement of two (2) days of Fixed Rent attributable to the Premises for the number of days commencing as of the day immediately following the Second Rent Credit Date and continuing through the date that the Premises are Ready for Occupancy. Any Fixed Rent credit that Tenant may be entitled to under this Section 2.2(b) shall be applied as a credit against the Fixed Rent attributable to the Premises effective as of the sixth (6th) month of the initial Term. Except as set forth in Section 2.2(c), below, Tenant's right to an abatement of Fixed Rent as set forth in this Section 2.2(b) shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to cause the Premises to be Ready for Occupancy on or prior to the First Rent Credit Date and the Second Rent Credit Date, as applicable. The First Rent Credit Date and the Second Rent Credit Date shall each be extended to the extent of any Unavoidable Delay or any Tenant Delay. Tenant hereby acknowledges and agrees the First Rent Credit Date and the Second Rent Credit Date shall both be extended on a day-for-day basis by the period commencing on June 30, 2017 and continuing until the date upon which this Lease is executed by Tenant and delivered to Landlord.

(c) Tenant Termination Right. Notwithstanding anything to the contrary set forth herein, in the event that Landlord fails to cause the Premises to be Ready for Occupancy on or before September 30, 2017 (the "Outside Date") for any reason other than an Unavoidable Delay or a Tenant Delay, then, except as otherwise set forth in Section 2.2(b), the sole remedy of Tenant for such failure shall be the right to deliver a notice to Landlord (a "Election Notice") electing to terminate this Lease effective upon the date occurring five (5) Business Days following receipt by Landlord of the Election Notice (the "Effective Termination Date"). The Election Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date (as the same may be extended pursuant to the terms of Section 2.2(c), below) nor later than five (5) Business Days after the Outside Date. In the event that Tenant fails to deliver to Landlord the Election Notice within five (5) Business Days following the Outside Date, then Tenant shall be deemed to have waived its right to terminate the Lease pursuant to the terms of this Section 2.2(c). The Outside Date shall be extended to the extent of any delay or delays caused by an Unavoidable Delay and any Tenant Delay. Upon any termination as set forth in this Section 2.2(c), Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall return to Tenant any prepaid rent and the Security Deposit (to the extent the same has been paid by Tenant). Tenant hereby acknowledges and agrees that the Outside Date shall be extended on a day-for-day basis by the period commencing on June 30, 2017 and continuing until the date upon which this Lease is executed by Tenant and delivered to Landlord.

Section 2.3 Payment of Rent.

(a) Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by check or wire transfer of funds, (i) Fixed Rent in equal monthly installments, in advance, on the first (1st) day of each month during the Term, commencing on the Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

Section 2.4 First Month’s Rent. Tenant shall pay an amount equal to $11,224.25 upon the execution of this Lease (“Advance Rent”). The Advance Rent shall be credited towards Fixed Rent for the sixth (6th) month of the initial Term.

ARTICLE 3

USE AND OCCUPANCY

Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit F, attached hereto, or in violation of any applicable Requirements. Tenant shall not do or permit anything to be done in or about the Premises, (including, without limitation, the installation or use of any Alterations (defined in Section 5.1, below), Equipment defined in Section 5.7, below) or any other furniture, fixture and equipment, or Supplemental HVAC Systems (defined in Section 10.12, below) in the Premises), which will in any way damage the Building, or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them by reason of noise, odors, or vibrations. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement or the terms of this Article 3, or causing the Real Property to be in violation of any Requirement or the terms of this Article 3, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.

ARTICLE 4

CONDITION OF THE PREMISES

Tenant has inspected the Premises and agrees, except as otherwise specifically provided in the Work Letter and this Lease (a) to accept possession of the Premises in the condition existing on the Commencement Date “as is”, and (b) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Subject to the terms of this Lease and the Work Letter and Landlord's on-going repair and maintenance obligations, as and to the extent set forth in this Lease, Tenant’s occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Real Property were in a good and satisfactory condition as required by this Lease.

ARTICLE 5

ALTERATIONS

Section 5.1 Tenant’s Alterations.

(a) Tenant shall have the right, without Landlord's prior written consent, but upon five (5) Business Days prior written notice to Landlord (which notice shall contain a description of the contemplated work), to make strictly cosmetic, non-structural additions and alterations, such as painting, wall coverings and floor coverings to the Premises that (i) do not involve the expenditure of more than Twenty-Five Thousand and No/100 Dollars ($25,000.00) in the aggregate in any twelve (12) month period, and (ii) do not contain a Design Problem (defined below) (the foregoing additions and alterations described in this sentence are collectively referred to herein as "Decorative Alterations"). Except in connection with Decorative Alterations, Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, “Alterations”) without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that it shall be deemed reasonable for Landlord to withhold its consent to any Alterations that contain a Design Problem. A "Design Problem" is defined as and will be deemed to exist if any Alterations (i) are structural and adversely affect any Building Systems, (ii) are visible from outside of the Premises or affect the exterior appearance of the Building, (iii) affect the certificate of occupancy issued for the Building or the Premises, and/or (iv) violate any Requirement.

(b) Plans and Specifications. Prior to making any Alterations (other than Decorative Alterations), Tenant, at its expense, shall (i) submit to Landlord for its approval in accordance with Section 5.1(a) above, detailed plans and specifications (“Plans”) of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration), commercial general liability (including property damage coverage) and business auto insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord reasonably requires, naming Landlord, Landlord’s Agent, any Lessor and any Mortgagee as additional insureds, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations (other than Decorative Alterations).

(c) Governmental Approvals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with “as-built” Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DFX format or another format acceptable to Landlord.

Section 5.2 Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) substantially in accordance with the Plans, and by contractors designated by Landlord, (c) in compliance with all Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord, and (d) at Tenant's expense. All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance. Upon completion of any Alterations hereunder, Tenant shall provide Landlord with copies of all construction contracts, proof of payment for all labor and materials, and final unconditional waivers of lien from all contractors, subcontractors, materialmen, suppliers and others having lien rights with respect to such Alterations, in the form prescribed by California law. In addition, Tenant shall cause a Notice of Completion to be recorded in the Office of the Recorder of the county in which the Real Property is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute and shall timely give all notices required pursuant to Section 8190 of the Civil Code of the State of California or any successor statute.

Section 5.3 Removal of Tenant’s Property. Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or before the Expiration Date (provided Landlord notified Tenant that Landlord may require the removal of any Specialty Alterations in the Premises at the time Landlord approved or consented to such Specialty Alterations), Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense, remove any Specialty Alterations and close up any slab penetrations caused by Tenant in the Premises. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Real Property caused by Tenant’s removal of any Alterations or Tenant’s Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon termination of this Lease.

Section 5.4 Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within ten (10) days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with applicable Requirements.

Section 5.5 Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s reasonable judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building as soon as reasonably possible.

Section 5.6 Tenant’s Costs. Tenant shall pay to Landlord, upon demand, all out-of-pocket third costs actually incurred by Landlord in connection with Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (i.e., cost of architectural and engineer review fees incurred in connection with the request for approval thereof), except in connection with Decorative Alterations, and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate the Alterations after Ordinary Business Hours if requested by Tenant. In addition, if the Alterations exceed $25,000, Tenant shall pay to Landlord, upon demand, an administrative fee in an amount equal to five percent (5%) of the total cost of any Alterations other than Decorative Alterations (which shall be inclusive of any of the foregoing third party costs), in which event, at Landlord’s request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations.

Section 5.7 Tenant’s Equipment. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building and shall pay to Landlord any reasonable and reasonably necessary out-of-pocket costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours reasonably designated by Landlord.

Section 5.8 Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Plans or Alterations. If any Alterations made by or on behalf of Tenant require Landlord to make any alterations or improvements to any part of the Real Property in order to comply with any Requirements, Tenant shall pay all reasonable, out-of-pocket costs and expenses incurred by Landlord in connection with such alterations or improvements.

Section 5.9 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds fifty (50) pounds per square foot “live load”. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

ARTICLE 6

REPAIRS

Section 6.1 Landlord’s Repair and Maintenance. Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and non-structural) to keep in first-class condition and operating order (i) the Base Building (defined below) and (ii) the Common Areas. For purposes of this Lease, the "Base Building" shall include, but not be limited, to the following: (a) roof structure and membrane; (b) exterior walls and glass; (c) floor/ceiling slabs and other structural portions of the Building, including, without limitation, the foundation, curtain wall, exterior glass, and mullions, columns, beams, shafts (including elevator shafts); and (d) Building Systems.

Section 6.2 Tenant’s Repair and Maintenance. Subject to the terms of Section 6.2, below, Tenant shall promptly, at its expense and in compliance with Article 5, make all non-structural repairs to the Premises and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, heating, ventilation and air conditioning, sprinklers and life safety systems in and serving the Premises from the point of connection to the Building Systems) (collectively, “Tenant Fixtures”) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and subject to Landlord's repair and maintenance obligations pursuant to the express provisions of this Lease (but such obligation shall not extend to the Based Building, except to the extent otherwise required pursuant to this Section 6.2 or Section 8.1(a) below). All damage to the Building or to any portion thereof, or to any Tenant Fixtures, requiring structural or non-structural repair caused by or resulting from any act, omission, neglect or improper conduct of a Tenant Party or the moving of Tenant’s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by (i) Tenant, if the required repairs are non-structural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System. All Tenant repairs shall be of good quality utilizing new construction materials.

Notwithstanding anything set forth in this Section 6.2, above, to the contrary, Landlord shall cause all electrical, plumbing, heating, ventilation and air conditioning, sprinklers, life-alarm and life safety systems in and serving the Premises from the point of connection to the Building Systems which serve the Premises to be in good working condition and repair upon the delivery of the Premises to Tenant. The foregoing shall not be deemed to require Landlord to replace any such systems, as opposed to repair any such systems. If it is determined during the first twelve (12) months of the Term that any of such systems were not in good working condition and repair as of the date of Landlord's delivery of the Premises to Tenant, Landlord shall not be liable to Tenant for any damages, but, Landlord, at no cost to Tenant, shall perform such work or take such other action as may be necessary to place the same in good working condition and repair.

Section 6.3 Reserved Rights. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Real Property, including the Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Work of Improvement”), as Landlord deems necessary or desirable, provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Work of Improvement), and (b) Tenant is not deprived of access to or use of the Premises for Permitted Use. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Work of Improvement. Subject to the foregoing, there shall be no Rent abatement (except as otherwise provided in Section 26.24 below) or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Work of Improvement.

ARTICLE 7

INCREASES IN TAXES AND OPERATING EXPENSES

Section 7.1 Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

(a) “Assessed Valuation” shall mean the amount for which the Real Property is assessed by the County Assessor of Los Angeles for the purpose of imposition of Taxes.

(b) “Base Operating Expenses” shall mean the Operating Expenses for the Base Year.

(c) “Base Taxes” shall mean the Taxes payable for the Base Year.

(d) “Comparison Year” shall mean each calendar year commencing subsequent to the Base Year.

(e) “Operating Expenses” shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property, including the rental value (at customary market rates) of Landlord’s Building office and capital repairs, replacements, and improvements (collectively "Capital Costs") incurred after the Base Year only if such Capital Costs either (i) are reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement), provided the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement, and/or (ii) is made during any Comparison Year in compliance with applicable Requirements, except for such Capital Costs to remedy a condition existing prior to the Commencement Date, which a federal, state or municipal governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to the then-current applicable Requirements in their form existing as of the Commencement Date. Such Capital Costs shall be amortized (with interest at the Base Rate) on a straight-line basis over its useful life in accordance with sound real estate management and accounting principles, consistently applied, and the amount included in Operating Expenses in any Comparison Year shall be equal to the annual amortized amount. Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any occupable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. If during all or part of the Base Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for the Base Year or any Comparison Year, if less than ninety-five percent (95%) of the Building rentable area is occupied by tenants at any time during any such Base Year or Comparison Year, Operating Expenses that vary based on occupancy shall be determined for such Base Year or Comparison Year, using sound real estate management principles consistently applied, to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) throughout the Base Year or such Comparison Year. To the extent that any facilities and equipment located in and/or personnel located at or serving the Real Property also serve any other building in the surrounding area (including, without limitation, Beverly Hills) which is owned or managed by an affiliate of Landlord (each, a "Surrounding Building" and collectively, the "Surrounding Buildings"), and/or to the extent that any service furnished to the Real Property is provided by facilities and equipment located in and/or personnel located at or serving a Surrounding Building, the cost of the use, operation, management, occupancy, maintenance, repair, upgrade and, to the extent permitted by clauses (i) and (ii) above (if applicable), replacement of such facilities and equipment and the compensation of such personnel, shall be deemed an Operating Expense of the Real Property, if and to the same extent that such cost would have constituted an Operating Expense had such facilities, equipment and personnel either served only the Real Property or been located in or at the Real Property, as applicable (i.e., Landlord shall not have the right to pass through any Excluded Expenses to Tenant pursuant to the terms of this last paragraph of Section 7.1(e)); provided, however, to the extent that any service or goods are furnished or supplied to both the Real Property and one or more Surrounding Buildings pursuant to the same agreement or by the same facilities, equipment and/or personnel, Operating Expenses for purposes of this Lease shall be limited to that portion of the Operating Expenses which is properly allocable, in Landlord's reasonable judgment, to the Real Property.

(f) “Statement” shall mean a statement containing a comparison of (i) Base Taxes and the Taxes for any Comparison Year, or (ii) Base Operating Expenses and the Operating Expenses for any Comparison Year.

(g) “Taxes” shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen (including transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent), which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property (but such expenses will not be included in Base Taxes if incurred during the Base Year). Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, or (y) franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date are altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, including business improvement district impositions, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.

Section 7.2 Tenant’s Tax Payment.

(a) If the Taxes payable for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Tax Payment”). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Tax Payment for such Comparison Year (the “Tax Estimate”). Tenant shall pay to Landlord on the first (1st) day of each month during such Comparison Year an amount equal to one-twelfth (1/12) of the Tax Estimate for such Comparison Year. If Landlord furnishes a Tax Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the first (1st) day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding Comparison Year, (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Tax Estimate previously made for such Comparison Year were greater or less than the installments of Tenant’s Tax Estimate to be made for such Comparison Year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the first (1st) day of the month which is thirty (30) days following the month in which the Tax Estimate is furnished to Tenant, and on the first (1st) day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the Tax Estimate. Landlord shall have the right, upon not less than 30 days prior written notice to Tenant, to reasonably adjust the Tax Estimate from time to time during any Comparison Year.

(b) As soon as reasonably practicable after Landlord has determined the Taxes for a Comparison Year, Landlord shall furnish to Tenant a Statement for such Comparison Year. If the Statement shows that the sums paid by Tenant under Section 7.2(a) exceeded the actual amount of Tenant’s Tax Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder, or if no further payments of Rent are due hereunder, Landlord shall refund such amounts directly to Tenant. If the Statement for such Comparison Year shows that the sums so paid by Tenant were less than Tenant’s Tax Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within ten (10) Business Days after delivery of the Statement to Tenant.

(c) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation. Notwithstanding anything to the contrary set forth in this Lease, the amount of Base Taxes and Taxes in any Comparison Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Base Taxes and/or Taxes in any Comparison Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Taxes due under this Lease; provided that (i) any reasonable costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Taxes nor included in Tenant's Tax Payment for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Taxes nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge this Section 7.2(c) is not intended to in any way affect the inclusion in Taxes of the statutory two percent (2.0%) annual increase in Taxes (as such statutory increase may be modified by subsequent legislation).

(d) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall pay such amounts to Landlord, within thirty (30) days of Landlord’s demand therefor.

(e) Tenant shall be obligated to make Tenant’s Tax Payment regardless of whether Tenant may be exempt from the payment of any Taxes as the result of any reduction, abatement or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant’s diplomatic or other tax-exempt status.

Section 7.3 Tenant’s Operating Payment.

(a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Operating Payment”). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Comparison Year (the “Expense Estimate”). Tenant shall pay to Landlord on the first (1st) day of each month during such Comparison Year an amount equal to one-twelfth (1/12) of the Expense Estimate. If Landlord furnishes an Expense Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the first (1st) day of the month following the month in which the Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (ii) promptly after the Expense Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Expense Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) Business Days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the first (1st) day of the month following the month in which the Expense Estimate is furnished to Tenant, and on the first (1st) day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the Expense Estimate. Landlord shall have the right, upon not less than thirty (30) days prior written notice to Tenant, to reasonably adjust the Expense Estimate from time to time during any Comparison Year.

(b) On or before May 1st of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. If the Statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder, or if no further payments of Rent are due hereunder, Landlord shall refund such amounts directly to Tenant. If the Statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within ten (10) Business Days after delivery of the Statement to Tenant.

Section 7.4 Non-Waiver; Disputes.

(a) Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year. Notwithstanding the foregoing, Tenant shall not be responsible for Taxes or Operating Expenses attributable to any Comparison Year which are first billed to Tenant more than two (2) calendar years after the expiration of the applicable Comparison Year, provided that in any event Tenant shall be responsible for Taxes and Operating Expenses levied by any governmental authority or by any public utility companies at any time following the expiration of the Term which are attributable to any Comparison Year (provided that Landlord delivers to Tenant any such bill for such amounts within two (2) calendar years following Landlord's receipt of the bill therefor).

(b) Within one hundred eighty (180) days after receipt of a Statement by Tenant, Tenant or an agent of Tenant may, after reasonable notice to Landlord, inspect Landlord's records at Landlord's offices in Los Angeles. Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant’s right to dispute such Statement, and (ii) within one hundred eighty (180) days after such Statement is sent, sends a notice to Landlord objecting to such Statement and specifying the reasons therefor. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any dispute as to the correctness of such Statement within thirty (30) days following such notice of objection, either party may refer the issues raised to a nationally recognized public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Operating Expenses by more than five percent (5%) for such Comparison Year, in which case Landlord shall pay such fees and expenses. Except as provided in this Section 7.4, Tenant shall have no right whatsoever to dispute, by judicial proceeding or otherwise, the accuracy of any Statement.

Section 7.5 Proration. If the Commencement Date is not January 1, and provided that the Commencement Date does not occur in the Base Year, Tenant's Tax Payment and Tenant's Operating Payment for the Comparison Year in which the Commencement Date occurs shall be apportioned on the basis of the number of days in the year from the Commencement Date to the following December 31. If the Expiration Date occurs on a date other than December 31st, Tenant's Tax Payment and Tenant's Operating Payment for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1st to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be adjusted or paid within thirty (30) days after submission of the Statement for the last Comparison Year.

Section 7.6 No Reduction in Rent. In no event shall any decrease in Operating Expenses or Taxes in any Comparison Year below the Base Operating Expenses or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.

Section 7.7 Allocation of Operating Expenses and Taxes. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and/or Taxes for the Real Property among different portions or occupants of the Real Property and/or the Building (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Real Property and/or the Building, and the retail space tenants of the Real Property and/or the Building. The Operating Expenses and/or Taxes allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.

Section 7.8 Intentionally Deleted.

Section 7.9 Tenant's Payment of Certain Real Estate Taxes. Notwithstanding any provision to the contrary contained in this Article 7, in the event that, at any time during the initial Term, any sale, transfer or change in ownership of the Building or Real Property or any part thereof occurs, or any change in equity participation, or if capital improvements are made (each, a "Reassessment Event"), and as a result thereof, the Building or Real Property is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms of this Section 7.9 shall apply.

(a) The Tax Increase. For purposes of this Section 7.9, the term "Tax Increase" shall mean that portion of the real estate taxes, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of real estate taxes, as calculated immediately following the Reassessment, which (i) is attributable to the assessment of the value of the Building, the Base Building or the tenant improvements located in the Building immediately prior to the Reassessment, or (ii) is attributable to assessments which were pending immediately prior to the Reassessment, which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iii) is attributable to the annual inflationary increase of real estate taxes (as such increases are determined by statute from time to time) or (iv) is attributable to any real estate taxes incurred during the Base Year (with such real estate taxes incurred during the Base Year calculated without regard to any Proposition 8 reduction in Taxes for the Base Year) or assessed prior to the Reassessment.

(b) Protection. During the initial Term only, Tenant shall not be obligated to pay any portion of the Tax Increase attributable to any Reassessment Event.

(c) Landlord's Right to Purchase the Proposition 13 Protection Amount Attributable to the Reassessment. The amount of real estate taxes which Tenant is not obligated to pay or will not be obligated to pay during the initial Term in connection with the Reassessment pursuant to the terms of this Section 7.9, shall be sometimes referred to hereafter as the "Proposition 13 Protection Amount." If, in connection with a pending or anticipated Reassessment Event, the occurrence of the Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each applicable Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms of this Section 7.9(c) shall apply to such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the Reassessment within a reasonable period of time prior to the pending or anticipated Reassessment Event by Landlord, by paying to Tenant an amount equal to the Proposition 13 Purchase Price (defined below). As used herein, "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the applicable portion of the initial Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each such applicable remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each such Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to six percent (6%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 7.9(b) above shall not apply to the Tax Increase. Since Landlord is estimating the Proposition 13 Purchase Price because the Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant's rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, rent next due shall be increased by the amount of the overestimation.

ARTICLE 8

REQUIREMENTS OF LAW

Section 8.1 Compliance with Requirements.

(a) Tenant’s Compliance. Except to the extent otherwise specifically provided in this Lease, from and after the Commencement Date, Tenant, at its expense, shall comply with all Requirements applicable to the Premises and/or Tenant's use or occupancy thereof; provided, however, that Tenant shall not be obligated to comply with any Requirements related to or otherwise requiring any alterations to the Base Building or Common Areas unless the application of such Requirements arises from (i) the specific manner and/or nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any repairs or alterations which are Tenant's responsibility hereunder and are required for compliance with applicable Requirements shall be made at Tenant’s expense (1) by Tenant in compliance with Article 5 if such repairs or alterations are non-structural and do not affect any Building System, and to the extent such repairs or alterations do not affect areas outside the Premises, or (2) by Landlord if such repairs or alterations are structural or affect any Building System, or to the extent such repairs or alterations affect areas outside the Premises. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.

(b) Hazardous Materials. Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Real Property, (ii) the storage or use of Hazardous Materials in or about the Building or Premises (subject to the second sentence of this Section 8.1(b)), or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Real Property. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Real Property which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises upon at least twenty-four (24) hours prior notice to Tenant.

(c) Landlord’s Compliance. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Base Building and the Common Areas which are not the obligation of Tenant, to the extent that non-compliance would (i) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (ii)  unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees, or (iii) materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses. All costs incurred by Landlord in connection with this Section 8.1(c) shall be included in Operating Expenses to the extent permitted under Section 7.1 of this Lease.

(d) Landlord’s Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies or be inconsistent with the recommendations of any of the issuers of such policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, or any other authority having jurisdiction over the Real Property, (iii) cause an increase in the premiums of insurance for the Real Property over that payable with respect to Comparable Buildings, unless Tenant pays to Landlord the amount of such increase, or (iv) result in Landlord’s insurance companies’ refusing to insure the Real Property or any property therein in amounts and against risks as reasonably determined by Landlord. If insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased insurance premiums paid by Landlord as a result of such failure by Tenant.

Section 8.2 Fire and Life Safety. Subject to the terms of Section 6.2, above, and Landlord's obligations under the Work Letter, Tenant shall maintain in good order and repair the sprinkler, fire-alarm and life-safety system in the Premises in accordance with this Lease including, without limitation, the provisions of Section 6.2 respecting any repairs affecting any Building System, the Rules and Regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant’s business, any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or alterations, and supply such additional equipment, in either case at Tenant’s expense.

Section 8.3 Required Disclosures Related to Accessibility Standards. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a person certified as a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, the Building and/or the Real Property to the extent permitted by applicable Requirements now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable Requirements now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord within thirty (30) days after the Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any Business Day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, the Building or the Real Property in any way, (4) in accordance with all of the provisions of this Lease applicable to Tenant contracts for construction, and (5) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports and/or certificates prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Landlord shall be an express third party beneficiary of Tenant's contract with the CASp, and any CASp Reports shall be addressed to both Landlord and Tenant; (D) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) Business Days after Tenant's receipt thereof; (E) any information generated by the CASp inspection and/or contained in the CASp Reports shall not be disclosed by Tenant to anyone other than (I) contractors, subcontractors and/or consultants of Tenant, in each instance who have a need to know such information and who agree in writing not to further disclose such information, or (II) any governmental entity, agency or other person, in each instance to whom disclosure is required by applicable Requirements or by regulatory or judicial process; (F) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards, including, without limitation, any violations disclosed by such CASp inspection; and (G) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and/or the Real Property located outside the Premises, then Tenant shall be responsible for performing any such improvements, alterations, modifications and/or repairs as and to the extent required by applicable Requirements to the extent provided Section 8.1(a) of this Lease and Landlord shall be responsible for performing any such improvements, alterations, modifications and/or repairs as and to the extent required by applicable Requirements to the extent provided in Section 8.1(c) of this Lease.

ARTICLE 9

SUBORDINATION

Section 9.1 Subordination and Attornment.

(a) This Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

(b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant’s other obligations or materially and adversely affect Tenant’s rights under this Lease. Except as otherwise provided in any such instrument requested by such successor landlord or in any Superior Lease or Mortgage, upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be

(i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

(ii) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;

(iii) bound by any prepayment of more than one month’s Rent to any prior landlord;

(iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;

(v) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

(vi) bound by any modification, amendment or renewal of this Lease made without successor landlord’s consent to the extent such consent was required;

(vii) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

(viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

(c) Tenant shall from time to time within ten (10) days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination.

Section 9.2 Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent, materially increase the other obligations, or materially and adversely affect the rights, of Tenant under this Lease.

Section 9.3 Tenant’s Termination Right. As long as any Superior Lease or Mortgage exists, and except as otherwise provided in any such Superior Lease or Mortgage, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. Except as otherwise provided in any such Superior Lease or Mortgage, if any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.

Section 9.4 Provisions. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, any Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

Section 9.5 Future Condominium Declaration. This Lease and Tenant’s rights hereunder are and will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the “Declaration”) which may be recorded regardless of the reason therefor, in order to permit a condominium form of ownership of the Building pursuant to the California Subdivision Map Act or any successor Requirement, provided that the Declaration does not by its terms increase the Rent, materially increase Tenant’s non-Rent obligations or materially and adversely affect Tenant’s rights under this Lease. At Landlord’s request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime.

ARTICLE 10

SERVICES

Section 10.1 Electricity. Subject to any Requirements or any public utility rules or regulations governing energy consumption, Landlord shall furnish electricity to the Premises for Tenant’s use for the Permitted Use in accordance with the Design Standards. If Landlord reasonably determines by the use of an electrical consumption survey or by other reasonable means that Tenant is using electric current (including overhead fluorescent fixtures) in excess of four (4) watts demand load per usable square foot of the Premises per hour during Ordinary Business Hours (“Excess Electrical Usage”), then Landlord shall have the right to charge Tenant an amount equal to Landlord’s reasonable estimate of Tenant’s Excess Electrical Usage, and shall have the further right to install an electric current meter, sub-meter or check meter in the Premises (a “Meter”) to measure the amount of electric current consumed in the Premises. The cost of such Meter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for its Excess Electrical Usage at the Premises, plus Landlord’s charge equal to fifteen percent (15%) of Tenant’s Excess Electrical Usage for Landlord’s costs of maintaining, repairing and reading such Meter. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith.

Section 10.2 Excess Electricity. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building. Any costs incurred by Landlord in connection therewith shall be paid by Tenant within ten (10) days after the rendition of a bill therefor.

Section 10.3 Elevators. Landlord shall provide passenger elevator service to the Premises twenty-four (24) hours per day, seven (7) days per week; provided, however, Landlord may limit passenger elevator service to one (1) passenger elevator during times other than Ordinary Business Hours. Landlord shall provide at least one freight elevator serving the Premises, available upon Tenant’s prior request, on a non-exclusive “first come, first serve” basis with other Building tenants, on all Business Days from 7:00 a.m. to 6:00 p.m., which hours of operation are subject to change.

Section 10.4 Heating, Ventilation and Air Conditioning. Landlord shall furnish to the Premises heating, ventilation and air-conditioning (“HVAC”) in accordance with the Design Standards set forth in Exhibit D during Ordinary Business Hours, provided that to the extent Tenant desires that Landlord furnish the Premises with HVAC during the Ordinary Business Hours on Saturdays, then Tenant shall notify Landlord using the same method as designated by Landlord for the providing of HVAC during Overtime Periods (provided that Landlord’s providing of HVAC during the Ordinary Business Hours on Saturday shall not be an Overtime Period and Tenant shall not be separately charged for such HVAC usage). Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises in accordance with the Design Standards by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Tenant agrees that, notwithstanding the proper operation of the HVAC System, Tenant's failure to keep operable windows in the Premises closed, and depending on the position of the sun during daylight hours, to lower the blinds, may affect the HVAC System's ability to meet the Design Standards. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

Section 10.5 Overtime Freight Elevators and HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or HVAC to the Premises during any periods other than as set forth in Section 10.3 and Section 10.4 (“Overtime Periods”). If Tenant desires any such services during Overtime Periods, Tenant shall deliver notice to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes freight elevator during Overtime Periods, Tenant shall pay to Landlord the cost thereof at the then established rates for such services in the Building from time to time. If Landlord furnishes HVAC service during Overtime Periods, Tenant shall pay to Landlord the actual, out-of-pocket cost thereof for such HVAC service to Tenant, plus a charge for reasonable wear and tear, and an administration fee (the current rate for 2017 is $59.00 per hour, per floor for HVAC service, which rate is inclusive of an administration fee).

Section 10.6 Cleaning. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, as an exhibition area or classroom, for storage, as a shipping room, mail room or for similar purposes, for private bathrooms, showers or exercise facilities, as a trading floor, or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment) to be cleaned during Business Days, substantially in accordance with the standards set forth in Exhibit E. Any areas of the Premises which Landlord is not required to clean hereunder or which require additional cleaning shall be cleaned, at Tenant’s expense, by Landlord’s cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord’s cleaning contractor and its employees shall have access to the Premises at all times except between 8:00 a.m. and 5:30 p.m. on weekdays which are not Observed Holidays.

Section 10.7 Water. Landlord shall provide water to the Premises for bathroom and kitchen purposes. If Tenant requires water for any additional purposes, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.

Section 10.8 Refuse Removal. Landlord shall provide refuse removal services at the Building, and Monday through Friday from the Premises, for ordinary office refuse and rubbish. Tenant shall pay to Landlord, within ten (10) Business Days after delivery of an invoice therefor, Landlord’s reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal.

Section 10.9 Signage.

(a) Entry Signage. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Landlord's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program.

(b) Directory. Landlord shall provide, at Landlord's cost, Tenant with its proportionate share of the available lines on the directory board located in the lobby of the Building, based on the rentable square footage of the Premises.

Section 10.10 Telecommunications. If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall use its good faith efforts to respond to such request within thirty (30) days. Tenant acknowledges that nothing set forth in this Section 10.10 shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in its sole discretion, shall have the right to determine which telecommunications service providers shall have access to Building facilities.

Section 10.11 Service Interruptions. Landlord reserves the right to temporarily suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for any Work of Improvement which, in Landlord’s reasonable judgment, is necessary or appropriate, until such Unavoidable Delay, accident or emergency shall cease or such Work of Improvement is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services, except as otherwise provided in Section 26.24 below. Landlord shall use reasonable and diligent efforts to minimize interference with Tenant’s use and occupancy of or access to the Premises, Building and Building Parking Facility as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of, electrical service, and to restore any such services, remedy such situation as soon as commercially possible and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not, subject to the terms of Section 26.23, below constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent (except as otherwise provided in Section 26.24 below), relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnified Party by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Subject to Section 26.24 below, Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord.

Section 10.12 Supplemental HVAC. The installation of any supplemental HVAC system in or exclusively serving the Premises for the purpose of providing supplemental air-conditioning to the Premises (the "Supplemental HVAC System") shall be governed by the terms of the Work Letter if installed as part of the Tenant Improvements, or thereafter by Article 5 of this Lease and this Section 10.12 if installed after the Commencement Date, and, if approved by Landlord pursuant to the terms of Article 5 of this Lease and this Section 10.12, shall be performed by Tenant as an Alteration at its sole cost and expense. All aspects of the Supplemental HVAC System (including, but not limited to, the plans and specifications therefor) shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, unless the structural aspects of the Building, the Building Systems, the exterior appearance of the Building and/or the certificate of occupancy issued for the Building or the Premises will be affected and/or the installation of the Supplemental HVAC System will violate any applicable Requirements, in which event Landlord's approval may be withheld in Landlord's sole and absolute discretion. Tenant shall be permitted, at Tenant's sole cost and expense, to access 277/480 volts of electricity (subject to availability) from the existing bus duct riser in connection with any approved Supplemental HVAC System. In connection with the foregoing, Landlord may, at Tenant's sole cost and expense, separately meter the electricity utilized by the Supplemental HVAC System, and, in any event, Tenant shall reimburse Landlord for the cost as reasonably determined by Landlord of all electricity utilized by the Supplemental HVAC System. Notwithstanding any provision to the contrary contained in this Lease, at Landlord's election prior to the expiration or earlier termination of this Lease, Tenant shall surrender the Supplemental HVAC System to Landlord with the Premises upon the expiration or earlier termination of this Lease, and Tenant shall thereafter have no further rights with respect thereto. In the event that Landlord fails to elect to have the Supplemental HVAC System surrendered to it upon the expiration or earlier termination of this Lease, then Tenant shall remove the Supplemental HVAC System prior to the expiration or earlier termination of this Lease, and repair all damage to the Building resulting from such removal, at Tenant's sole cost and expense. If Tenant fails to timely perform such removal and/or repair work, then Landlord may (but shall not be obligated to) perform such work at Tenant's sole cost and expense. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation, repair, replacement, and removal (subject to the foregoing terms of this Section 10.12), of the Supplemental HVAC System. In no event shall the Supplemental HVAC System be permitted to interfere with Landlord's operation of the Building. Any reimbursements owing by Tenant to Landlord pursuant to this Section 10.12 shall be payable by Tenant within ten (10) Business Days of Tenant's receipt of an invoice therefor.

Section 10.13 Tenant's Security System. Tenant may, at its own expense, install its own security system ("Tenant's Security System") in the Premises pursuant to the terms of Article 5 above; provided, however, that in the event Tenant's Security System ties into the Building security system or the Building Systems, Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is compatible with Landlord's security system and the Building Systems and to the extent that Tenant's Security System is not compatible with Landlord's security system or the Building Systems, Tenant shall not be entitled to install or operate it. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System, provided that, notwithstanding the foregoing, Tenant may install any security system it desires that does not require linkage with the Building security system and which does not affect the Building security system and which does not (i) create (a) an adverse effect on the structural integrity of the Building, (b) a non-compliance with applicable governmental regulations or building codes, (c) an adverse effect on the Building Systems, (d) an effect on the exterior appearance of the Building, or (e) unreasonable interference with the normal and customary office operations of any other tenant in the Building or Real Property, or (ii) adversely affect Landlord's ability to operate the Building. Tenant shall provide Landlord with any information reasonably required regarding Tenant's Security System in the event access to the Premises is necessary in an emergency. At Landlord's option, upon the expiration or earlier termination of the Term, Landlord may require Tenant to remove Tenant's Security System and repair all damage to the Building resulting from such removal, at Tenant's sole cost and expense.

ARTICLE 11

INSURANCE; PROPERTY LOSS OR DAMAGE

Section 11.1 Tenant’s Insurance.

(a) Tenant, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the Term:

(i) Commercial General Liability (CGL) Insurance on a claims made basis covering liability arising from premises operations, independent contractors, product-completed operations, personal injury, advertising injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is insured and Landlord, Landlord’s Agent and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”), provided that any such coverage shall have an extended reported endorsement of three (3) years from the expiration or earlier termination of any such policy. Such insurance shall provide primary coverage without contribution from any other insurance or self-insurance carried by or for the benefit of the Insured Parties, and such insurance shall include blanket broad-form contractual liability coverage. The minimum limits of liability shall be a combined single limit with respect to each claim in an amount of not less than Five Million and No/100 Dollars ($5,000,000.00). Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings, provided that in no event shall Landlord increase such coverage more than once every two (2) years. Except as otherwise set forth in this Section 11.1(a), there shall be no deductible in excess of Twenty Five Thousand and No/100 Dollars ($25,000.00) or self-insurance without the prior written consent of Landlord;

(ii) All-Risk Commercial Property Insurance insuring Tenant’s Property (as defined in Exhibit B) and the Tenant-Insured Improvements (as defined in Exhibit B), for the full replacement cost thereof, having a deductible amount, if any, not in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) without the prior written consent of Landlord. Earthquake sprinkler leakage coverage insuring Tenant's Property and the Tenant-Insured Improvements with a limit as close to the full replacement cost of such property covered as is reasonably available shall be provided. The Insured Parties shall be included as loss payee(s) with respect to the Tenant-Insured Improvements;

(iii) Builder’s Risk during the performance of any Alteration, until completion thereof, on an “All Risk” basis, including a permission to complete and occupy and flood, including resulting water damage, endorsements, for full replacement cost covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises, or evidence of such coverage under the property insurance policies set forth in (ii) above. The Insured Parties shall be named as additional insureds;

(iv) Workers’ Compensation Benefits Insurance and Employer's Liability Insurance, with Worker's Compensation Benefits Insurance as required by law and Employer's Liability Insurance with a limit not less than One Million and No/100 Dollars ($1,000,000.00) each accident for bodily injury by accident and One Million and No/100 Dollars ($1,000,000.00) each employee for bodily injury by disease. A deductible or self-insured retention for such policy shall not exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) without the prior written consent of Landlord;

(v) Business Interruption Insurance covering a minimum of one year of anticipated gross Rent; and

(vi) such other insurance in such amounts as the Insured Parties may reasonably require from time to time, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of Comparable Buildings for tenants comparable in size to Tenant.

(b) Tenant shall provide the Insured Parties with prior written notice of any termination or material change to the policies that would affect the interest of any of the Insured Parties. All insurance required to be carried by Tenant shall be effected under valid and enforceable policies issued by reputable insurers authorized to do business in the State of California and rated in AM Best’s Insurance Guide, or any successor thereto as having an AM Best’s Rating of “A” or better and a Financial Size Category of at least “X” or better, or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

(c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance that evidence insurance required to be covered by this Article 11, the waivers of subrogation required by Section 11.2 below, the Insured Parties are named as additional insureds/loss payees as required pursuant to this Article 11, and the commercial general liability is primary, non-contributory, and not excess of any other valid and collectible insurance. Evidence of each renewal or replacement policies shall be delivered by Tenant to Landlord at least ten (10) days after the expiration of the policies.

(d) By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed a limitation on or transfer of Tenant’s liability under the indemnities granted to Landlord in this Lease.

(e) All rights that inure to the benefit of the Landlord shall not be prejudiced by the expiration of the Lease.

(f) Tenant may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance where applicable, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties as additional insureds).

Notwithstanding any provision to the contrary set forth herein, Tenant shall have the right, without Landlord's consent, to carry a deductible amount of more than $25,000.00 (but in no event in excess of $250,000.00), provided that (a) Tenant's tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill, organization costs and other intangible assets) and financial standing is equal to or greater than $100,000,000.00, and (b) Tenant provides Landlord with evidence therefore.

Section 11.2 Waiver of Subrogation. Landlord and Tenant shall have no liability to one another, or to any insurer, by way of subrogation or otherwise, on account of any loss or damage to their respective property, the Premises or its contents or the Building, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties insured against by the property insurance policies carried, or required to be carried, by the parties pursuant to this Lease, but only to the extent covered by such insurance policies carried, or required to be carried, by the parties pursuant to this Lease. In addition, Landlord and Tenant shall have no liability to one another for any deductible amount carried under any policy, except with respect to Tenant's reimbursement of deductible amounts to Landlord as a part of Operating Expenses in accordance with Article 7 above. The insurance policies obtained by Landlord and Tenant pursuant to this Lease, shall permit waivers of subrogation which the insurer may otherwise have against the non-insuring party. In the event the policy or policies do not include blanket waiver of subrogation prior to loss, either Landlord or Tenant shall, at the request of the other party, arrange and deliver to the requesting party a waiver of subrogation endorsement in such form and content as may reasonably be required by the requesting party or its insurer. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Tenant-Insured Improvements, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

Section 11.3 Restoration.

(a) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease and only to the extent that such repairs can reasonably be made from the net proceeds of any insurance actually received by Landlord, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property or (ii) except as provided in Section 11.3(b), any Tenant-Insured Improvements. So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.3, and provided Tenant timely delivers to Landlord either Tenant’s Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined) or Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant’s Tenant-Insured Improvements, then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible ) and is not used by Tenant bears to the total area of the Premises. If this Lease is terminated in connection with any fire or casualty and Tenant has obtained and maintained the insurance policies required under Section 11.1 of this Lease, then Tenant shall assign to Landlord all insurance proceeds payable to Tenant in connection with the Tenant-Insured Improvements. In addition, if this Lease is terminated in connection with any fire or casualty and Tenant has not obtained or maintained the insurance policies required under Section 11.1 of this Lease, then Tenant shall pay to Landlord an amount equal to the amount of the insurance proceeds that otherwise would have been payable to Tenant had Tenant complied with the insurance requirements set forth herein.

(b) As a condition precedent to Landlord’s obligation to repair or restore any Tenant-Insured Improvements, Tenant shall (i) pay to Landlord upon demand a sum (“Tenant’s Restoration Payment”) equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and improvements in the Premises (including the Tenant Improvements) to their condition prior to the damage, exceeds (B) the cost of restoring the Premises with Building Standard Installations, or (ii) furnish to Landlord security (the “Restoration Security”) in form and amount reasonably acceptable to Landlord to secure Tenant’s obligation to pay all costs in excess of restoring the Premises with Building Standard Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant’s Restoration Payment or the Restoration Security, as applicable, or (2) a waiver by Tenant, in form satisfactory to Landlord, of all of Landlord’s obligations to repair or restore any of the Tenant-Insured Improvements, in either case within fifteen (15) days after Landlord’s demand therefor, Landlord shall have no obligation to restore any Tenant-Insured Improvements and Tenant’s abatement of Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall cease when the restoration of the Premises (other than any Tenant-Insured Improvements) is Substantially Complete.

Section 11.4 Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Section 11.3, (a) if the Premises are totally damaged or are rendered wholly untenantable, (b) if the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), (c) if any Mortgagee shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt or any Lessor shall terminate the Superior Lease, as the case may be, or (d) if the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies, then in any of such events, Landlord may, not later than sixty (60) days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building aggregating at least fifty percent (50%) of the portion of the Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, (a) the Term shall expire upon the thirtieth (30th) day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage and the Security Deposit shall be promptly refunded by Landlord to Tenant.

Section 11.5 Tenant’s Termination Right. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within sixty (60) days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Tenant-Insured Improvements) shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than twelve (12) months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than thirty (30) days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.4.

Section 11.6 Final 18 Months. Notwithstanding anything to the contrary in this Article 11, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such damage and this Lease shall expire on the thirtieth (30th) day after the date of such notice. For purposes of this Section 11.6, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than fifty percent (50%) of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than ninety (90) days.

Section 11.7 Landlord’s Liability. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Real Property (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of casualty insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.

ARTICLE 12

EMINENT DOMAIN

Section 12.1 Taking.

(a) Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the earlier of (i) the date possession is taken or (ii) the date of the vesting of title and Rent shall be prorated and adjusted as of such date.

(b) Partial Taking. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the earlier of (i) the date possession is taken or (ii) the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

(c) Landlord’s Termination Right. Whether or not the Premises are affected, Landlord may, by notice to Tenant, terminate this Lease upon a Taking of all or a portion of the Real Property, the Building or the Premises, provided that Landlord elects to terminate leases (including this Lease) affecting at least fifty percent (50%) of the rentable area of the Building.

(d) Tenant’s Termination Right. If the part of the Real Property so Taken contains more than twenty percent (20%) of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within thirty (30) days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the thirtieth (30th) day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and any Tenant-Insured Improvements.

(e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

Section 12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or Tenant-Insured Improvements included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

Section 12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1 Consent Requirements.

(a) No Transfers. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.

(b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

(c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others without Landlord's prior written consent.

Section 13.2 Tenant’s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises (sometimes referred to herein as a “Transfer”), Tenant shall give notice (the "Transfer Notice") thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date of such sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises (“Tenant’s Asking Rate”). Notwithstanding the foregoing, in the event Tenant intends to assign this Lease or sublease all of the Premises, Tenant shall have the right, prior to submitting any such Transfer Notice, to deliver notice (“Intention to Transfer Notice”) to Landlord of Tenant’s intention or desire to assign this Lease or sublease all of the Premises, in which event, such Intention to Transfer Notice shall be deemed an offer from Tenant to Landlord of the right, at Landlord’s option, to recapture and terminate this Lease with respect to the entire Premises effective as of the date set forth in the Intention to Transfer Notice. Such recapture option may be exercised by notice (the "Recapture Notice") from Landlord to Tenant within ten (10) Business Days after delivery of Tenant’s Intention to Transfer Notice or the Transfer Notice, as applicable (i.e., if Tenant does not deliver to Landlord an Intention to Transfer Notice); provided, however, Landlord hereby acknowledges and agrees that Landlord shall have no right to recapture the Premises with respect to (i) an assignment or sublease pursuant to Section 13.8, below; or (ii) any sublease of less than the entire Premises. If Tenant delivers an Intention to Transfer Notice to Landlord, and Landlord declines, or fails to elect in a timely manner to recapture and terminate this Lease with respect to the entire Premises, then, Tenant shall thereafter be entitled to proceed to assign this Lease or sublease the entire Premises subject to Landlord’s consent rights upon Landlord’s receipt of a Transfer Notice but Landlord shall have no further right to recapture with respect to such assignment or sublease. If Landlord timely exercises its option to terminate this Lease by delivering a Recapture Notice following receipt of a Transfer Notice or an Intention to Transfer Notice, as applicable, then Tenant shall have the right to revoke its Intention to Transfer Notice by delivering a notice (the "Rescission Notice") to Landlord within five (5) Business Days following delivery of the Recapture Notice. In the event that Tenant delivers the Rescission Notice, then this Lease shall continue as if Tenant had never delivered the Intention to Transfer Notice. If Landlord timely exercises its option to terminate this Lease by delivering a Recapture Notice and Tenant does not thereafter timely deliver to Landlord the Rescission Notice, then , (a) this Lease shall end and expire on the date that such assignment or sublease was to commence, provided that such date is in no event earlier than ninety (90) days after the date of the above notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such termination, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant or to any other party.

Section 13.3 Intentionally Deleted.

Section 13.4 Conditions to Assignment/Subletting.

(a) Upon Landlord’s receipt of a Transfer Notice, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or denied within ten (10) Business Days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the Transferee, including its most recent financial statements, (iii) a copy of the existing executed and/or proposed operative documents executed to evidence such Transfer (such as the final assignment agreement or final sublease agreement, as applicable), (items (i) through (iii) shall collectively be referred to herein as the "Transfer Documents"), provided that:

(A) in Landlord’s reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the typical standards of a first class office building in the greater West Los Angeles Marketplace, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;

(B) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

(C) if Landlord has, or reasonably expects to have within 3 months thereafter, comparable space available in the Building, neither the Transferee nor any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building;

(D) the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior 3 months negotiating in connection with the rental of space in the Building;

(E) Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent, but in no event in an amount exceeding Two Thousand Five Hundred and No/100 Dollars ($2,500.00) for a Transfer in the ordinary course of business;

(F) the proposed Transfer is either a sublease or a non-collateral complete assignment;

(G) the proposed Transfer would not cause Landlord to be in violation of any Requirements or any other lease, Mortgage, Superior Lease or agreement to which Landlord is a party and would not give a tenant of the Real Property a right to cancel its lease;

(H) the Transferee shall not be either a governmental agency or an instrumentality thereof, nor shall the Transferee be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the County of Los Angeles and State of California; and

(I) Landlord has received assurances acceptable to Landlord in its sole discretion that all past due amounts owing from Tenant to Landlord, if any, will be paid and all defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Transfer.

The parties hereby agree, without limitation as to other reasonable grounds for withholding consent, that it shall be reasonable under this Lease and under applicable Requirements for Landlord to withhold consent to any proposed Transfer based upon any of the foregoing criteria.

In the event that Landlord fails to provide its approval or disapproval of a proposed Transfer within ten (10) Business Days after delivery to Landlord of all of the Transfer Documents, and Tenant's Transfer Documents included the following statement in bold and capital letters: "THIS IS A REQUEST FOR LANDLORD'S CONSENT PURSUANT TO THE TERMS OF SECTION 13.4: IF LANDLORD FAILS TO GRANT OR DENY ITS CONSENT WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED TRANSFER", then Tenant's proposed Transfer shall be deemed approved.

(b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:

(i) no sublease shall be for a term ending later than the Expiration Date;

(ii) no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 13.4(a); and

(iii) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease or which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the sublet space or the Real Property, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.4(b)(iii) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

Section 13.5 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant and any guarantor shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.

Section 13.6 Tenant’s Failure to Complete. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within ninety (90) days after the giving of such consent, or if there are any material changes in the terms and conditions of the proposed assignment or sublease such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Article 13, then Tenant shall again comply with all of the provisions and conditions of Sections 13.2, 13.3 and 13.4 before assigning this Lease or subletting all or part of the Premises.

Section 13.7 Profits. If Tenant enters into any assignment or sublease permitted hereunder and consented to by Landlord, Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease (but not as to any assignment or subletting which does not require Landlord's consent under Section 13.8 below), deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees and improvement costs, legal fees and architectural fees paid or to be paid in connection with such transaction, reasonable marketing costs, rental abatement, and monetary concessions provided to Transferee and, any fees paid to Landlord and in the case of any sublease, any actual costs incurred by Tenant in connection with such sublease, including separately demising the sublet space (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee; provided, however, that Transaction Costs shall not include any rent paid by Tenant to Landlord, including with respect to the period Tenant is marketing the Premises or any portion thereof for sublease. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(a) In the case of an assignment, on the effective date of the assignment, fifty percent (50%) of all sums and other consideration paid to Tenant by the Transferee (as opposed to the sale of the business) for or by reason of such assignment (excluding sums paid for the sale or rental of Tenant’s Property, provided such sums paid for the sale or rental of Tenant's Property are not a subterfuge to avoid Tenant's obligations hereunder) after first deducting the Transaction Costs; or

(b) In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment accruing during the term of the sublease in respect of the sublet space (together with any sums paid for services rendered by Tenant to the Transferee in excess of fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

The amount payable under this Section 13.7 with respect to any particular Transfer is sometimes referred to herein as the “Transfer Premium.” Landlord or its authorized representatives shall have the right at all reasonable times upon not less than thirty (30) days prior notice to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, such event shall, at Landlord's option, be deemed to be an uncurable Event of Default (as such term is defined in Section 15.1 below) and Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

Section 13.8 Transfers.

(a) Related Entities. If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant (collectively, “Ownership Interests”) or of all or substantially all of the assets of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. The provisions of Section 13.1 and 13.7 shall not apply to transactions with a business entity into or with which Tenant is merged, consolidated or converted or to which all or substantially all of Tenant’s assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill, organization costs and other intangible assets) that is sufficient to meet the obligations of Tenant under this Lease and is at least equal to the net worth of Tenant on the Effective Date, (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such transfer, all the obligations of Tenant under this Lease, (v) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, and (vi) such transfer does not cause Landlord to be in default under any existing lease at the Real Property. Tenant may also, upon prior notice to Landlord, permit any business entity which controls, is controlled by, or is under common control with Tenant (a “Related Entity”) to sublet all or part of the Premises for any Permitted Uses for so long as such entity remains a Related Entity or assign this Lease to such Related Entity, provided the Related Entity is in Landlord’s reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.8 if an Event of Default by Tenant exists under this Lease at the time of the proposed effective date of the Transfer.

(b) Applicability. The limitations set forth in this Section 13.8 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.8 shall be a transfer in violation of Section 13.1.

(c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building, or its affiliate, agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.

Section 13.9 Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 13.10 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 13.11 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

Section 13.12 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

ARTICLE 14

ACCESS TO PREMISES

Section 14.1 Landlord’s Access.

(a) Subject to the terms of Section 26.24 below, Landlord, Landlord’s agents and utility service providers servicing the Real Property may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.

(b) Subject to the terms of Section 26.24 below, Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral by electronic mail) except in the case of emergency (in which event no notice shall be required), to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, or Lessors and their respective agents and representatives and to perform Work of Improvement to the Premises or the Real Property or during the last twelve (12) months to prospective tenants.

(c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems, Building facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

Section 14.2 Building Name. Landlord has the right at any time to change the name, number or designation by which the Building is commonly known.

Section 14.3 Light and Air. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Work of Improvement, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

ARTICLE 15

DEFAULT

Section 15.1 Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:

(a) Tenant fails to pay when due any installment of Rent (provided that Tenant shall be entitled to a grace period before such failure to pay shall constitute an Event of Default of five (5) Business Days after written notice by Landlord to Tenant that such amount is past due for the first late payment of Rent during any twelve (12) month period); or

(b) Except for an Event of Default falling within the terms of subsections (a), (c), (d), (e) or (f), hereof, Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of a nature that it cannot be completely remedied within thirty (30) days, failure by Tenant to commence to remedy such failure within said thirty (30) days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within ninety (90) days; or

(c) Tenant fails to observe or perform according to the provisions of Articles 3 or 9 or Section 26.10 of this Lease where such failure continues for more than three (3) Business Days after notice from Landlord; or

(d) if Landlord applies or retains any part of the security held by it hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, within five (5) Business Days after notice by Landlord to Tenant stating the amount applied, retained, as applicable; or

(e) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or

(f) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by applicable Requirements.

Section 15.2 Landlord’s Remedies. If Landlord elects to terminate this Lease, pursuant to Section 1951.2 of the California Civil Code, Landlord shall be entitled to recover from Tenant the aggregate of:

(a) The worth at the time of award of the unpaid rent earned as of the date of the termination hereof;

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(d) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

(i) Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant’s default.

For the purposes of this Section 15.2, "rent" shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such Event of Default is entered or such earlier date as the court may determine; the “worth at the time of award” of the amounts referred to in Sections 15.2(a) and 15.2(b)(shall be computed by allowing interest on such amounts at the Interest Rate; and the “worth at the time of award” of the amount referred to in Section 15.2(c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law.

Section 15.3 Recovering Rent as It Comes Due. Upon any Event of Default, in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Article 15. Landlord’s reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord elects to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder. Nothing in this Article 15 shall be deemed to affect Landlord’s right to indemnification, under the indemnification clauses contained in this Lease, for Losses arising from events occurring prior to the termination of this Lease.

Section 15.4 Reletting on Tenant’s Behalf. If Tenant abandons the Premises or if Landlord elects to reenter or takes possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by Requirements, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it becomes due pursuant to Section 15.3 and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any Work of Improvement to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact, which appointment shall be deemed coupled with an interest and shall be irrevocable, for purposes of reletting the Premises pursuant to the immediately preceding sentence. If Landlord elects to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

(a) First, to reimburse Landlord for the costs and expenses of such reletting (including costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord maintains and operates the Premises, the costs thereof) and necessary or reasonable Work of Improvement.

(b) Second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder.

(c) Third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of delivery of notice thereof to Tenant, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

Section 15.5 General.

(a) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy including any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

(b) If, after Tenant’s abandonment of the Premises, Tenant leaves behind any of Tenant’s Property, then Landlord shall store such Tenant’s Property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant’s Property within the period permitted by law, Landlord may sell such Tenant’s Property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said Property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such Property.

(c) To the extent permitted by law, Tenant hereby waives all provisions of, and protections under, any Requirement to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

Section 15.6 Interest. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to five percent (5%) of such amount shall be assessed; provided, however, that on two (2) occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of five (5) days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease.

Section 15.7 Other Rights of Landlord. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.

ARTICLE 16

LANDLORD’S RIGHT TO CURE; FEES AND EXPENSES

If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after thirty (30) days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises or as a result of any default by Tenant under this Lease, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease, are attributable directly to Tenant’s use and occupancy of the Premises or presence at the Building, or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within thirty (30) days after receipt of Landlord’s invoice for such amount.

ARTICLE 17

NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL

Section 17.1 No Representations. Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

Section 17.2 No Money Damages. Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, conditioned or delayed, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, offset, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld, conditioned or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment, as determined pursuant to binding arbitration in accordance with Section 26.27 below. In no event shall Landlord or the Parties (as that term is defined in Section 26.3 below) be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with the Lease Documents. In no event shall Tenant be liable for, and Landlord, on behalf of itself and all other Landlord Parties, hereby waives any claim for any indirect, consequential or punitive damages, including loss or profits or business opportunity, arising under or in connection with this Lease, other than claims for consequential damages, including loss of profit, incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord arising from or in connection with the Lease Documents or any repair, physical construction or improvement work performed by or on behalf of Tenant in the Real Property.

Section 17.3 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

ARTICLE 18

END OF TERM

Section 18.1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and Specialty Alterations.

Section 18.2 Holdover Rent. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, Tenant's Operating Payment and Tenant's Tax Payment, plus a sum equal to (i) during the first month of such holdover, 1.5 times the Base Rent payable under this Lease for the last full calendar month of the Term, and (ii) thereafter, 2 times the Base Rent payable under this Lease for the last full calendar month of the Term, (b) be liable to Landlord for (1) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (2) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.

ARTICLE 19

QUIET ENJOYMENT

Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

ARTICLE 20

NO SURRENDER; NO WAIVER

Section 20.1 No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord, or Tenant, as applicable.

Section 20.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease. Tenant's payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease.

ARTICLE 21

WAIVER OF TRIAL BY JURY; COUNTERCLAIM

Section 21.1 Jury Trial Waiver. THE PARTIES HEREBY AGREE THAT THIS LEASE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 AND EACH PARTY DOES HEREBY CONSTITUTE AND APPOINT THE OTHER PARTY ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND EACH PARTY DOES HEREBY AUTHORIZE AND EMPOWER THE OTHER PARTY, IN THE NAME, PLACE AND STEAD OF SUCH PARTY, TO FILE THIS LEASE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

LANDLORD’S INITIALS: _____
TENANT’S INITIALS: _____

Section 21.2 Waiver of Counterclaim. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 22

NOTICES

Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or three (3) Business Days after it shall have been mailed as provided in this Article 22, whichever is earlier.

ARTICLE 23

RULES AND REGULATIONS

All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time. Landlord reserves the right, from time to time with reasonable amendments or supplements, to adopt additional reasonable Rules and Regulations and to amend the Rules and Regulations then in effect with reasonable amendments or supplements. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules or Regulations against Tenant in a non-discriminatory fashion.

ARTICLE 24

BROKER

Landlord has retained Landlord’s Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Agent. Landlord agrees to pay a commission to Tenant’s Broker in connection with this Lease pursuant to a separate written agreement between Landlord and Tenant's Broker. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent and Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.

ARTICLE 25

INDEMNITY

Section 25.1 Waiver of Liability. Neither Landlord nor any of its Indemnitees shall be liable or responsible in any way for, and Tenant hereby waives all claims against the Indemnitees with respect to or arising out of (a) any death or any injury of any nature whatsoever that may be suffered or sustained by Tenant or any employee, licensee, invitee, guest, agent or customer of Tenant or any other person, from any causes whatsoever except to the extent such injury or death is caused by the gross negligence or willful misconduct of the Indemnitees; or (b) any loss or damage or injury to any property outside or within the Premises belonging to Tenant or its employees, agents, customers, licensees, invitees, guests or any other person; except to the extent such injury or damage is to property not covered by insurance carried (or required to be carried) by Tenant and is caused by the gross negligence or willful misconduct of the Indemnitees. Subject to the foregoing, none of the Indemnitees shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. In addition, none of the Indemnitees shall be liable for any loss or damage for which Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair.

Section 25.2 Tenant’s Indemnity. Tenant shall not do or permit to be done any act or thing upon the Premises or the Real Property which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Except to the extent of any such injury or damage resulting from the negligence or willful misconduct of Landlord or Landlord’s agents or employees, Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees arising from any act, omission or negligence of any Tenant Party, (ii) against the Indemnitees arising from any accident, injury or damage to any person or to the property of any person and occurring in or about the Premises, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.

Section 25.3 Landlord’s Indemnity. Landlord shall indemnify, protect, defend and hold harmless Tenant from and against all Losses incurred by Tenant arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the Common Areas (specifically excluding the Premises) to the extent attributable to the gross negligence or willful misconduct of Landlord or its employees or agents.

Section 25.4 Defense and Settlement. If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld (attorneys for Tenant’s insurer shall be deemed approved for purposes of this Section 25.4). Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Tenant’s liability insurance carried under Section 11.1 for such claim and Tenant shall pay the reasonable fees and disbursements of such attorneys. If Tenant fails to diligently defend or if there is a legal conflict or other conflict of interest, then Landlord may retain separate counsel at Tenant’s expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.

ARTICLE 26

MISCELLANEOUS

Section 26.1 Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

Section 26.2 Transfer of Real Property. Provided that the transferee assumes in writing the obligations of Landlord hereunder arising from and after the date of the Landlord Transfer (as defined hereinbelow), Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Landlord Transfer”) by such Landlord (or upon any subsequent landlord after the Landlord Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Landlord Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of the Landlord Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of the Landlord Transfer.

Section 26.3 Limitation on Liability. The liability of Landlord for Landlord’s obligations under this Lease and any other documents, including, any lease amendment thereto, executed by Landlord and Tenant in connection with this Lease (collectively, the "Lease Documents") shall be limited to Landlord’s interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under the Lease Documents or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under the Lease Documents. Further, it is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable Requirement to the contrary, neither Tenant's officers, directors, shareholders, members, managers, principals, employees or agents shall have any personal liability for the obligations of this Lease and Landlord hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Landlord.

Section 26.4 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

Section 26.5 Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.

Section 26.6 Governing Law. This Lease shall be governed in all respects by the laws of the State of California.

Section 26.7 Unenforceability. If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 26.8 Lease Disputes.

(a) Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of California or the United States District Court for the Central District of California and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable Requirements, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

(b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

Section 26.9 Landlord’s Agent. Unless Landlord delivers notice to Tenant to the contrary, Landlord’s Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent. Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

Section 26.10 Estoppel. Within seven (7) Business Days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional Rent then payable, (c) stating whether or not, to the best of Tenant’s knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Letter of Credit, if any, and/or the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 26.10 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

Section 26.11 Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

Section 26.12 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

Section 26.13 Memorandum of Lease. This Lease shall not be recorded; however, at Landlord’s request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and Landlord may record the memorandum. Within ten (10) days after the end of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record.

Section 26.14 Counterparts; Execution By Telefacsimile or PDF format. This Lease may be executed in 2 or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Signatures of the parties transmitted by telefacsimile or electronic mail PDF format shall be deemed to constitute originals and may be relied upon, for all purposes, as binding the transmitting party hereto. The parties intend to be bound by the signatures transmitted by telefacsimile or electronic mail PDF format, are aware that the other party will rely on such signature, and hereby waive any defenses to the enforcement of the terms of this Lease based on the form of signature.

Section 26.15 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

Section 26.16 Code Waivers. Tenant hereby waives any and all rights under and benefits of Subsection 1 of Section 1931, 1932, Subdivision 2, 1933, Subdivision 4, 1941, 1942 and 1950.7 (providing that a Landlord may only claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises) of the California Civil Code, Section 1265.130 of the California Code of Civil Procedure (allowing either party to petition a court to terminate a lease in the event of a partial taking), and Section 1174(c) of the California Code of Civil Procedure and Section 1951.7 of the California Civil Code (providing for Tenant’s right to satisfy a judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises), and any similar law, statute or ordinance now or hereinafter in effect.

Section 26.17 Inability to Perform. This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

Section 26.18 Substitution of Other Premises. Landlord shall have the right to move Tenant to other space in the Building comparable to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice, shall provide Tenant, at Landlord’s sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises. Landlord shall not exercise its relocation right under this Section 26.18 during the initial Term.

Section 26.19 Financial Statements. Within one hundred twenty (120) days after the completion of Tenant’s fiscal year, Tenant shall deliver to Landlord (i) Tenant’s audited financial statements for the most recently completed fiscal year or (ii) if audited statements for Tenant are not prepared, then unaudited financial statements for the most recent fiscal year of Tenant which shall be certified to be true and correct by Tenant’s Chief Financial Officer. Upon Landlord’s request, Tenant shall provide such additional information as Landlord may reasonably request to enable Landlord to assess the credit-worthiness of Tenant as a tenant of the Building. Landlord shall endeavor to ensure that all financial statements furnished by Tenant are kept confidential by Landlord and any Mortgagee or prospective purchaser that may receive the same, and that such statements are used only for the purpose of assessing the credit-worthiness of Tenant as a tenant of the Building. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that "controls" Tenant or is otherwise an "affiliate" of Tenant, as those terms are defined in Section 14.8 of this Lease) is publicly traded on a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise Affiliates of Tenant), then Tenant's obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

Section 26.20 Development of the Real Property. Landlord reserves the right to subdivide all or a portion of the Real Property. Tenant agrees to execute and deliver, within ten (10) Business Days following demand by Landlord and in the form requested by Landlord, any additional, commercially reasonable documents needed to conform this Lease to the circumstances resulting from such subdivision, provided such documents do not increase Tenant's obligations nor diminish Tenant's rights hereunder or materially and adversely interfere with Tenant's use of the Premises for the Permitted Uses (including Tenant's use of and access to the Premises, Building and Building Parking Facility. If portions of the Real Property or property adjacent to the Real Property (collectively, the “Other Improvements”) are owned or later acquired by an entity other than Landlord or an affiliate of Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Real Property and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Real Property and the Other Improvements, provided that Tenant’s rights under this Lease are not materially impaired, (iii) for the allocation of a portion of the Operating Expenses and Taxes to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Real Property, and (iv) for the use or improvement of the Other Improvements and/or the Real Property in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Real Property so long as any such actions do not materially and adversely interfere with Tenant's use of or access to the Premises for the Permitted Uses (including Tenant's use of and access to the Building and Building Parking Facility) and do not increase Tenant's obligations nor diminish Tenant's rights hereunder. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Real Property or any other of Landlord’s rights described in this Lease.

Section 26.21 Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Tax Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Section 26.21 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Section 26.21, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

Section 26.22 Authority. If Tenant is a corporation, trust, limited liability company or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after Landlord's request, deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of formation and (ii) qualification to do business in California.

Section 26.23 Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party.

Section 26.24 Abatement Event. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any failure to provide services (including Landlord's failure to perform its repair or maintenance obligations pursuant to the terms of this Lease, or due to any work performance by Landlord or its agents or contractors), utilities or access to the Premises to the extent Landlord is obligated to provide same under this Lease (any such set of circumstances to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive Business Days after Landlord's receipt of any such notice, (the "Eligibility Period"), then the Fixed Rent, Tax Payment, Operating Payment and Tenant's obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Fixed Rent, Tax Payment and Operating Payment for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises and Tenant's obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Fixed Rent, Tax Payment and Operating Payment shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. To the extent Tenant is entitled to abatement without regard to the Eligibility Period because of an event described in Section 11.3 or Article 12 of this Lease, then the Eligibility Period shall not be applicable. Except as provided in this Section 26.24, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 27

SECURITY DEPOSIT

Section 27.1 Security Deposit. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.

Section 27.2 Application of Security. If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Tenant fails to make any installment of Rent as and when due, Landlord may apply or retain the whole or any part of the Security Deposit, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default or has failed to pay as and when due, including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within forty-five (45) days after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease.

Section 27.3 Transfer. Upon a sale or other transfer of the Real Property or the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Security Deposit to its transferee or lender. Tenant shall look solely to the new landlord or lender for the return of such Security Deposit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

ARTICLE 28

PARKING

Tenant shall have the right, but not the obligation, to rent from Landlord, commencing on the Commencement Date, up to fourteen (14) unreserved parking passes on a monthly basis throughout the Term, which parking passes shall pertain to the on-site Building parking facility servicing the Building (“Building Parking Facility”). A portion of the Building Parking Facility is comprised of surface parking and the other portion is comprised of covered parking. Tenant shall have the right to convert up to one (1) of the unreserved parking passes allocated to Tenant to one (1) reserved parking pass, which reserved parking pass shall be located on the PA level of the Building Parking Facility. The exact location of the reserved parking pass on the PA level of the Building Parking Facility shall be mutually determined by Tenant and Landlord, provided that such reserved parking shall be located in the covered portion of the Building Parking Facility. Tenant may change the number of parking passes rented pursuant to this Article 28 upon thirty (30) days prior written notice to Landlord, provided that in no event shall Tenant be entitled to rent more than the amount and type of parking passes allotted to Tenant as set forth in this Article 28 above. Landlord shall have the right, on a temporary basis, upon not less than 60 days prior written notice, and only in connection with a renovation of the Building or the Building Parking Facility or an event of emergency and in each case, only to the extent such renovation or emergency requires closure of such Building Parking Facility, to provide parking for the Building at off-site locations (which off-site locations shall not be more than 1,000 feet from the Building) other than the Building Parking Facility (without relocating Tenant’s passes for the Building Parking Facility as specified above. Subject to the terms above, Landlord shall have the right to change, delete or modify such off-site parking areas. Subject to availability (as determined by Landlord), and upon at least thirty (30) days prior notice to Landlord, Tenant shall have the right to rent additional parking passes from Landlord in the Building Parking Facility (collectively, the "Additional Parking Passes") on a month-to-month basis. Subject to the terms of this Article 28, below, Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged (the "Parking Charge"), which shall be inclusive of taxes, from time to time at the location of such parking passes, provided, however, that Tenant shall have no obligation to pay a Parking Charge for the number of parking passes allocated to Tenant under the terms of this Article 28 during the initial two (2) full calendar months of the Term. Notwithstanding the foregoing, during the initial twelve (12) months of the initial Term only, the Parking Charges for the parking allotted to Tenant pursuant to Article 28 above shall be fixed, without increase, (A) at $196.27 per unreserved parking pass per month, and (B) at $307.66 per reserved parking space per month (the foregoing rates are inclusive of taxes). Commencing on the first day of the thirteenth (13th) month of the initial Term and continuing annually thereafter, the Parking Charge for parking passes shall not increase by more than three percent (3%) per 12 month period thereafter, on a cumulative, compounding basis, over the Parking Charge for such parking passes in effect during the prior 12 month period. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Parking Facility, including any hang-tag or other identification system, which is not required to be adhered to a vehicle and which is reasonably established by Landlord or an operator of the Building Parking Facility, and Tenant shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Building Parking Facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Building Parking Facility for purposes of permitting or facilitating any such construction, alteration or improvements (subject to terms above). Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant (except in connection with a Transfer) without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking and which rate shall be consistent with the visitor parking rate of other first class office building in the Westwood Marketplace.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD: 10900 WILSHIRE, L.L.C., a Delaware limited liability company By: /s/ Joseph G. Doran Name: Joseph G. Doran Title: Vice President and Treasurer	TENANT: CHROMADEX, INC., a California corporation By: /s/ Frank Jaksch Name: Frank Jaksch Title: CEO By: /s/ Thomas C. Varvaro Name: Thomas C. Varvaro Title: CFO

EXHIBIT A

Floor Plan of Premises

The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

A-1

EXHIBIT B

Definitions

Base Rate: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

Building Standard Installations: The type of core and shell improvements typically provided by Landlord in connection with the initial occupancy of tenants in the Building.

Building Systems: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises).

Business Days: All days, excluding Saturdays, Sundays and Observed Holidays.

Common Areas: The lobby, plaza and sidewalk areas, garage and other similar areas of general access and the areas on individual multi-tenant floors in the Building devoted to corridors, elevator lobbies, restrooms, and other similar facilities serving the Premises.

Comparable Buildings: Other office buildings located in the Westwood area of Los Angeles, California, which buildings are Class "A" buildings with a similar quality of institutional ownership, tenant mix and quality of construction, and are of similar size and offer similar services, as the Building.

Excluded Expenses: (a) Taxes; (b) franchise or income taxes imposed upon Landlord; (c) mortgage amortization and interest, except to the extent the same may be included in Operating Expenses pursuant to the terms of Section 7.1(e), above; (d) leasing commissions; (e) the cost of tenant installations and decorations incurred in connection with preparing space for any Building tenant, including work letters and concessions; (f) fixed rent under Superior Leases, if any; (g) management fees to the extent in excess of the greater of (A) three percent (3%) of the gross receipts collected for the Real Property, and (B) fees charged for the management of a majority of the other Comparable Buildings; (h) wages, salaries and benefits paid to any persons above the grade of property manager or chief engineer (or employees with equivalent responsibilities regardless of job title) and their immediate supervisor; (i) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or mortgages; (j) costs of services provided to other tenants of the Building on a “rent-inclusion” basis which are not provided to Tenant on such basis; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursed by Tenant or other tenants other than pursuant to an expense escalation clause; (l) costs in the nature of penalties or fines; (m) except with respect to management fees (which are subject to (g) above), costs for services, supplies or repairs paid to any related entity in excess of costs that would be payable in an “arm’s length” or unrelated situation for comparable services, supplies or repairs; (n) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building; (o) advertising and promotional expenses in connection with leasing of the Building; (p) the costs of installing, operating and maintaining a specialty improvement, including a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreational club unless Tenant is permitted to make use of such facility without additional cost (other than payments for key deposits, use of towels, or other incidental items) or on a subsidized basis consistent with other users; (q) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord’s failure to timely pay Operating Expenses or Taxes; (r) costs incurred to comply with applicable Requirements relating to any Hazardous Materials which were in existence in the Building or on the Real Property prior to the Commencement Date, and were of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that it then existed in the Building or on the Real Property, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto (the “Pre-Existing Hazardous Materials”); (s) costs incurred to remove, remedy, contain, or treat Hazardous Materials, which Hazardous Materials are brought into the Building or onto the Real Property after the date of this Lease by Landlord, any other tenant of the Building or any third party and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that it then existed in the Building or on the Real Property, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto; (t) Capital Costs other than those expressly included in Operating Expenses pursuant to Section 7.1; and (u) costs of replacements, alterations or improvements necessary to make the Building comply with applicable Requirements in effect and applicable to the Building prior to the Commencement Date, except to the extent the need for such replacements, alterations or improvements is caused by Tenant Parties (in which case Tenant shall nonetheless be responsible for such costs in accordance with Section 8.1(a) of this Lease), provided, however, that the provisions of this sub-item (u) shall not preclude the inclusion of costs of compliance with applicable Requirements enacted prior to the date of this Lease if such compliance is required for the first time by reason of any amendment, modification or reinterpretation of an applicable Requirement which is imposed after the date of this Lease.

Governmental Authority: The United States of America, the City of Los Angeles, County of Los Angeles, or State of California, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property.

Hazardous Materials: Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as “hazardous substances,” “toxic substances,” “contaminants,” “pollutants” or words of similar import.

HVAC System: The Building System designed to provide heating, ventilation and air conditioning.

Indemnitees: Landlord, Landlord’s Agent, each Mortgagee and Lessor, and each of their respective direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives.

Lease Year: The first Lease Year shall commence on the Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for 12 consecutive months; provided, however, that the last Lease Year shall expire on the Expiration Date.

Lessor: A lessor under a Superior Lease.

Losses: Any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Real Property or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.

Mortgage(s): Any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

Mortgagee(s): Any mortgagee, trustee or other holder of a Mortgage.

Observed Holidays: New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Ordinary Business Hours: 8:00 a.m. to 6:00 p.m. on Business Days and from 9:00 a.m. to 1:00 p.m. on Saturdays (excluding Observed Holidays).

Prohibited Use: Any use or occupancy of the Premises that in Landlord’s reasonable judgment would: (a) cause damage to the Real Property or any equipment, facilities or other systems therein; (b) impair the appearance of the Real Property; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Real Property or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants, and/or injure or annoy any Building tenant or occupants by reason of noise, odors, or vibrations; (e) violate the certificate of occupancy issued for the Premises or the Building; (f) materially and adversely affect the first-class image of the Building or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Real Property. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines (provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain) and/or warming kitchens installed for the use of Tenant’s employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom; (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiii) any illegal purposes or any activity constituting a nuisance.

Requirements: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including, without limitation, (A) the Americans With Disabilities Act, 42 U.S.C. §12101 (et seq.), and any law of like import, and all rules, regulations and government orders with respect thereto, and (B) any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters and landmarks protection, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises, (iv) utility service providers, and (v) Mortgagees or Lessors. "Requirements" shall also include the terms and conditions of any certificate of occupancy issued for the Premises or the Building, and any other covenants, conditions or restrictions affecting the Building and/or the Real Property from time to time.

Rules and Regulations: The rules and regulations annexed to and made a part of this Lease as Exhibit F, as they may be modified from time to time by Landlord.

Specialty Alterations: Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character. All Specialty Alterations are Above-Building Standard Installations.

Substantial Completion: As to any construction performed by any party in the Premises, other than with respect to the Tenant Improvements which shall be governed by the terms of the Work Letter, “Substantial Completion” or “Substantially Completed” means that such work has been completed, as reasonably determined by Landlord’s architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant’s use of the Premises or which in accordance with good construction practices should be completed after the completion of other work in the Premises or Building.

Superior Lease(s): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

Tax Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended.

Tenant Delay: Any action or inaction by Tenant, which actually delays Landlord in fulfilling any of Landlord's obligations under this Lease.

Tenant-Insured Improvements: All Tenant Improvements, Alterations and any other alterations, modifications or tenant improvements in the Premises, regardless of whether such Tenant Improvements, Alterations, or other alterations, modifications or tenant improvements are installed by Landlord or Tenant.

Tenant Party: Tenant and any subtenants or occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees.

Tenant’s Property: Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, telecommunications, data and other cabling, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building.

Unavoidable Delays: Landlord’s or Tenant's inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Tenant or either party’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations or either party’s inability to supply or delay in supplying any equipment or fixtures, if such party’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord’s or Tenant's reasonable control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or Landlord, as applicable, or other tenants, mechanical breakdown, acts of God, acts of war, enemy action, terrorism, bio-terrorism, civil commotion, fire or other casualty; provided, however, an Unavoidable Delay shall in no event excuse or delay Tenant’s obligations to pay Rent or other charges to be paid by Tenant or Landlord under the Lease or Tenant’s obligations under Article 3 of the Lease.

EXHIBIT C

Work Letter

1.           Tenant Improvements. Except as provided below, Landlord shall not be obligated to construct or install or pay for any improvements or facilities of any kind in the Premises, and Tenant shall accept the Premises in its currently-existing, "as-is" condition. Notwithstanding the foregoing, subject to the terms of this Work Letter, Landlord shall, at its sole cost, perform the work described on the Pricing Plan and the Tenant Improvement Estimate, attached hereto as Schedule 1 (the work described on the Pricing Plan and the Tenant Improvement Estimate shall collectively be referred to herein as the "Tenant Improvements"). The Tenant Improvements shall be completed by Landlord in accordance with Building standards, finishes and materials selected by Tenant, subject to availability, and in accordance with Schedule 1 and otherwise in a good workman-like manner and in compliance with all Requirements. Tenant shall have no right to modify or alter the Tenant Improvements.

2.           Warranties and Guaranties. Landlord shall warrant and guaranty the Tenant Improvements for a period of twelve (12) months after Substantial Completion of the Tenant Improvements. Subject to the foregoing warranty and Landlord’s obligations herein, Tenant hereby waives all claims against Landlord relating to, or arising out of the construction or installation of, the Tenant Improvements.

3.           Ready for Occupancy. The Premises shall be considered "Ready for Occupancy" upon the Substantial Completion (defined below) by Landlord of the Tenant Improvements. For purposes of this Work Letter, "Substantial Completion" of the Tenant Improvements shall occur upon the completion of the Tenant Improvements, with the exception of any punchlist or other items which do not prevent or materially adversely affect Tenant's use or occupancy of the Premises. In the event of a Tenant Delay, the Premises shall be deemed to be Ready for Occupancy as of the date the same would have occurred but for such act or omission of Tenant.

SCHEDULE 1

PRICING PLAN

TENANT IMPROVEMENT ESTIMATE

CHROMADEX TENANT IMPROVEMENT ESTIMATE				
RSF	4,512			
		ITEM	$	$/RSF
	1	Demo/ 12 walls carpet, remove film	$6,000	$1.33
	2	Drywall/framing/skimming	$5,000	$1.11
	3	T-bar acoustic ceiling	$3,200	$0.71
	4	Painting/wall covering	$3,500	$0.78
	5	Window covering	$8,400	$1.86
	6	Carpet tiles and base in rooms only	$6,600	$1.46
	7	Grind and seal concrete in open areas	$6,450	$1.43
	8	New upper and lower p-lam cabinets (6') and new dishwasher	$8,200	$1.82
	9	Electrical/replacing 55 ea existing 2x2 with avanti	$18,305	$4.06
	10	Plumbing/new garbage disposal, new insta-hot existing sink	$2,500	$0.55
	11	Fire sprinkler	$2,600	$0.58
	12	FLS	$4,620	$1.02
	13	HVAC	$9,500	$2.11
	14	Glazing/one set of herculate door and glass panel for the conf room	$12,800	$2.84
		ALTERNATES		
	1	3' framed sidelights	$3,600	$0.80
	2	Align west wall at west office	$1,800	$0.40
	3	Double door entry	$5,000	$1.11
	4	Small storage room with light and outlet	$3,200	$0.71
			$111,275	$24.66
		General Contractor's Fee (10%)	$11,128	$2.47
		Total Cost	$122,403	$27.13

EXHIBIT D

 Design Standards

(a)           HVAC. The Building HVAC System serving the Premises is designed to maintain average temperatures within the Premises during Ordinary Business Hours of (i) not less than 72ºF. dry bulb during the heating season when the outdoor temperature is 43ºF. dry bulb and (ii) not more than 75ºF. dry bulb during the cooling season, when the outdoor temperatures are at 87ºF. dry bulb, with, in the case of clauses (i) and (ii), a population load per floor of not more than one person per 150 square feet of rentable area, other than in dining and other special use areas per floor for all purposes, 0.07 CFM per rentable square foot of outside air, tenant power and light at 2.75 watts per rentable square foot and shades or blinds fully drawn. Use of the Premises, or any part thereof, in a manner exceeding the foregoing design conditions or arrangement of partitioning which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air-conditioning serving the Premises at Tenant’s expense.

(b)           Electrical. The Building electrical system serving the Premises is designed to provide electricity as follows:

(i)           High voltage (480/277 Volt) connected power for lighting, as required by applicable Requirements, and

(ii)           5.0 watts per usable square foot of low voltage (120/208 volt) connected power for convenience receptacles.

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EXHIBIT E

Cleaning Specifications

GENERAL CLEANING

NIGHTLY

General Offices:

1.
All hard surfaced flooring to be swept using approved dustdown preparation.

2.
Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

3.
Hand dust and wipe clean all furniture, fixtures and window sills.

4.
Empty all waste receptacles and remove wastepaper.

5.
Wash clean all Building water fountains and coolers.

6.
Sweep all private stairways.

Lavatories:

1.
Sweep and wash all floors, using proper disinfectants.

2.
Wash and polish all mirrors, shelves, bright work and enameled surfaces.

3.
Wash and disinfect all basins, bowls and urinals.

4.
Wash all toilet seats.

5.
Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

6.
Empty paper receptacles, fill receptacles from tenant supply and remove wastepaper.

7.
Fill toilet tissue holders from tenant supply.

8.
Empty and clean sanitary disposal receptacles.

WEEKLY

1.
Vacuum all carpeting and rugs.

2.
Dust all door louvers and other ventilating louvers within a person’s normal reach.

3.
Wipe clean all brass and other bright work.

NOT MORE THAN 3 TIMES PER YEAR

High dust premises complete including the following:

1.
Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2.
Dust all vertical surfaces, such as walls, partitions, doors, door frames and other surfaces not reached in nightly cleaning.

3.
Dust all venetian blinds.

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EXHIBIT F

Rules and Regulations

1.           Nothing shall be attached to the outside walls of the Building. Other than Building standard blinds, no curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior consent of Landlord.

2.           No sign, advertisement, notice or other lettering visible from the exterior of the Premises shall be exhibited, inscribed, painted or affixed to any part of the Premises without the prior written consent of Landlord. All lettering on doors shall be inscribed, painted or affixed in a size, color and style acceptable to Landlord.

3.           The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises or Common Areas shall not be covered or obstructed by Tenant, nor shall any articles be placed on the window sills, radiators or convectors.

4.           Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

5.           Common Areas shall not be obstructed or encumbered by any Tenant or used for any purposes other than ingress of egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

6.           Except in those areas designated by Tenant as “security areas,” all locks or bolts of any kind shall be operable by the Building’s Master Key. No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Building’s Master Key. Tenant shall, upon the termination of its Lease, deliver to Landlord all keys of stores, offices and lavatories, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

7.           Tenant shall keep the entrance door to the Premises closed at all times.

8.           All movement in or out of any freight, furniture, boxes, crates or any other large object or matter of any description must take place during such times and in such elevators as Landlord may prescribe. Landlord reserves the right to inspect all articles to be brought into the Building and to exclude from the Building all articles which violate any of these Rules and Regulations or the Lease. Landlord may require that any person leaving the public areas of the Building with any article to submit a pass, signed by an authorized person, listing each article being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises.

9.           All hand trucks shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require.

10.           No Tenant Party shall be permitted to have access to the Building’s roof, mechanical, electrical or telephone rooms without permission from Landlord.

11.           Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations or interfere in any way with other tenants or those having business therein.

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12.           Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

13.           Tenant shall store all its trash and recyclables within its Premises. No material shall be disposed of which may result in a violation of any Requirement. All refuse disposal shall be made only though entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use the Building’s hauler.

14.           Tenant shall not deface any part of the Building. No boring, cutting or stringing of wires shall be permitted, except with prior consent of Landlord, and as Landlord may direct.

15.           The water and wash closets, electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant where a Tenant Party caused the same.

16.           Tenant, before closing and leaving the Premises at any time, shall see that all lights, water faucets, etc. are turned off. All entrance doors in the Premises shall be kept locked by Tenant when the Premises are not in use.

17.           No firearms, bicycles, in-line roller skates, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept by any Tenant in or about the Premises or the Building.

18.           Canvassing or soliciting in the Building is prohibited.

19.           Employees of Landlord or Landlord’s Agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord or in response to any emergency condition.

20.           Tenant is responsible for the delivery and pick up of all mail from the United States Post Office.

21.           Landlord reserves the right to exclude from the Building during other than Ordinary Business Hours all persons who do not present a valid Building pass. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

22.           Tenant shall not use the Premises for any purpose that may be dangerous to persons or property, nor shall Tenant permit in, on or about the Premises or Building items that may be dangerous to persons or property, including, without limitation, firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials.

23.           No smoking shall be permitted in, on or about the Premises, the Building or the Real Property. Tenant shall comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, or any successor statute, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

24.           Landlord shall not be responsible to Tenant or to any other person or entity for the non-observance or violation of these Rules and Regulations by any other tenant or other person or entity. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

25.           The review/alteration of Tenant drawings and/or specifications by Landlord’s Agent and any of its representatives is not intended to verify Tenant’s engineering or design requirements and/or solutions. The review/alteration is performed to determine compatibility with the Building Systems and lease conditions. Tenant renovations must adhere to the Building’s applicable Standard Operating Procedures and be compatible with all Building Systems.

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EXHIBIT G

Notice of Lease Term Dates

To:          __________________________
__________________________
__________________________
__________________________

Re:
Lease dated ________________________, 20__, between 10900 Wilshire, L.L.C., a Delaware limited liability company ("Landlord"), and _____________________, a ________________ ("Tenant") concerning Suite ____ on the ______ (___) floor of the office building located at 10900 Wilshire Boulevard, Los Angeles, California.

Ladies and Gentlemen:

In accordance with the Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.
That the Tenant Improvements have been Substantially Complete, and that the Term [shall commence] [commenced] as of ________________ for a term of _______________ ending on _______________.

2.
That in accordance with the Lease, Rent commenced to accrue on _______________________.

3.
If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.
Rent is due and payable in advance on the first day of each and every month during the Term. Your rent checks should be made payable to ____________________________________ at _______________________________________.

5.
The exact number of rentable square feet within the Premises is _______ square feet.

6.
Tenant's Proportionate Share as adjusted based upon the exact number of rentable square feet within the Premises is _______%.

Should Landlord not receive a signed response within 10 days from the date above, the aforementioned dates shall be deemed to be accepted by Tenant.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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"Landlord":

10900 WILSHIRE, L.L.C.,

a Delaware limited liability company

By:
___________________________

Name: _____________________

Title: ______________________

Agreed to and Accepted as
of _____________, 20__.

"Tenant":

__________________________,

a ________________________

By:
________________________

Name: ___________________

Title: ____________________

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